SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ] Preliminary Proxy Statement
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[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

Partners Trust Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Partners Trust Financial Group

March 16, 2007

To the Shareholders of
Partners Trust Financial Group, Inc.:

You are cordially invited to attend the Annual Meeting of shareholders of Partners Trust Financial Group, Inc. to be held on Wednesday, April 25, 2007, at 10:00 a.m. Eastern Time, at the Renaissance Syracuse Hotel (formerly The Marx Hotel and Conference Center), 701 East Genesee Street, Syracuse, New York 13210.

At the Annual Meeting, you will be asked to: (i) elect four directors, each to serve for a three-year term, (ii) ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2007 and (iii) transact such other business as may properly come before the Annual Meeting or any adjournments.

The Board of Directors unanimously recommends that you vote FOR the proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information about Partners Trust and the election of directors to be considered at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to sign and date the enclosed proxy card and return it in the enclosed envelope or vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. Returning a proxy card or voting by telephone, or electronically through the Internet will not deprive you of your right to attend the Annual Meeting and vote your shares in person. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,
/s/ John A. Zawadzki
John A. Zawadzki
President and Chief Executive Officer

PARTNERS TRUST FINANCIAL GROUP, INC.
233 Genesee Street
Utica, New York 13501
(315) 768-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Partners Trust Financial Group, Inc. will be held on Wednesday, April 25, 2007, at 10:00 a.m. Eastern Time, at the Renaissance Syracuse Hotel (formerly The Marx Hotel and Conference Center), 701 East Genesee Street, Syracuse, New York 13210 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

    To elect four directors for a three-year term;

    To ratify the appointment by the Board of Directors of Partners Trust of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007; and

    To transact such other business as may properly come before the Annual Meeting and any adjournments of the meeting.

Shareholders of record at the close of business on March 7, 2007 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the meeting.

By Order of the Board of Directors
/s/ John A. Zawadzki
John A. Zawadzki
President and Chief Executive Officer

Utica, New York
March 16, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU ARE URGED TO VOTE YOUR COMMON SHARES VIA MAIL, TELEPHONE OR THE INTERNET by following the instructions included with your proxy card. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

PARTNERS TRUST FINANCIAL GROUP, INC.
233 Genesee Street
Utica, New York 13501

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
April 25, 2007

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement, which is first being mailed on or about March 21, 2007, is furnished to shareholders of Partners Trust Financial Group, Inc. (the ''Company'' or "Partners Trust") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2007 Annual Meeting of Shareholders (the ''Annual Meeting'') and any adjournments of the Annual Meeting. The Annual Meeting will be held at the Renaissance Syracuse Hotel (formerly The Marx Hotel and Conference Center), 701 East Genesee Street, Syracuse, New York 13210, on April 25, 2007 at 10:00 a.m. Eastern Time.

The Annual Meeting has been called for the following purposes: (i) to elect four directors for a three-year term (Proposal 1); (ii) to ratify the appointment by the Board of Directors of Partners Trust of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2007 (Proposal 2); and (iii) to transact such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting. Except for procedural matters, the Board of Directors is not aware of any other matters that will be presented at the Annual Meeting or any adjournments of the Annual Meeting.

The proxies solicited hereby, if properly executed and returned to the Company and not revoked prior to their use, will be voted in accordance with the instructions contained therein by the persons named in the proxy, who have been duly appointed by the Board of Directors to vote such proxies. Unless contrary instructions are given, each proxy will be voted FOR the election of the nominees of the Board of Directors and FOR ratification of the appointment of Partners Trust's independent registered public accounting firm. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the person appointed to vote the proxies will vote the shares represented by the proxies on such matters as determined by a majority of the Company's Board of Directors.

Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) delivering to the Secretary of the Company (Amie Estrella, Corporate Secretary, Partners Trust Financial Group, Inc., 233 Genesee Street, Utica, New York 13501) written revocation of the proxy, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournments of the Annual Meeting and will not be used for any other meeting.

The securities which can be voted at the Annual Meeting consist of shares of the Company's common stock, par value $0.0001 per share (the ''Common Stock''), with each share entitling its owner to one vote on each matter presented. The close of business on March 7, 2007 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock issued and outstanding on March 7, 2007 was 43,744,479. Shareholders' votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election of the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under the Company's Bylaws, directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election. Unless otherwise required by Delaware law, applicable rules and regulations or the Company's Certificate of Incorporation or Bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the shares, represented either in person or by proxy, and entitled to vote at the Annual Meeting.

Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or be entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting, however, abstentions will be counted in determining the number of shares represented in connection with any matter presented at the Annual Meeting.

The Company will pay the cost of soliciting proxies for the Annual Meeting. In addition to using the mail, telephone and the Internet, Partners Trust's directors, officers and employees may also solicit proxies personally or by fax. The Company will not pay additional compensation to its directors, officers or employees for these activities. The Company also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners of those shares and will reimburse these holders for the reasonable expenses they incur for these efforts.

Voting. If your Common Stock is held by a broker, bank or other nominee (i.e., in "street name"), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

    by using the toll-free telephone number listed on the proxy card,

    by using the Internet website listed on the proxy card,

    by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 3:00 a.m. (New York time) on April 25, 2007. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 3:00 a.m. (Eastern Time) on April 25, 2007. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

ELECTION OF DIRECTORS
(Proposal 1)

At the Annual Meeting, four directors will be elected to serve for a three-year term and until the director's successor is elected and qualified or until the director's earlier death, resignation or removal. Unless otherwise specified on the proxy, it is the intention of the persons serving as the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes cast by the shares of Common Stock and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The Board of Directors currently consists of eleven members and is divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. The terms of Robert W. Allen, Richard R. Griffith, Nicholas O. Matt and David A. Niermeyer expire at the 2007 Annual Meeting. Messrs. Allen, Griffith, Matt and Niermeyer have been nominated by the Board to stand for election at the 2007 Annual Meeting for terms expiring in 2010.

Dwight E. Vicks, Jr. retired from the Board of Directors on April 26, 2006. Robert H. Linn was appointed to the Board of Directors on September 28, 2006. Messrs. Allen, Craine and Niermeyer were appointed to the Board of Directors pursuant to the terms of the Agreement and Plan of Merger between Partners Trust and BSB Bancorp relating to their July 2004 merger.

Information as to Nominees and Other Directors

The following table lists the Board of Directors' nominees for election as directors and the current directors of Partners Trust. Also in the table is each person's age at December 31, 2006, the periods during which that person has served as a director of the Company or its subsidiary, Partners Trust Bank ("Partners Trust Bank"), and positions currently held with the Company.
Director Nominees for a Three-Year Term(1):	Age at December 31, 2006	Director Since(2)	Expiration of Term	Position
Robert W. Allen	63	2004	2007	Director
Richard R. Griffith	59	2001	2007	Director
Nicholas O. Matt	61	2001	2007	Director
David A. Niermeyer	65	2004	2007	Director
Continuing Directors:
William C. Craine	58	2004	2009	Chairman of the Board of Directors, Director
Elizabeth B. Dugan	67	1988	2008	Director
Gordon M. Hayes, Jr.	58	1990	2009	Director
Robert H. Linn	57	2006	2008	Director
Dr. Marybeth K. McCall	54	1997	2009	Director
John R. Zapisek	68	1987	2008	Director
John A. Zawadzki	58	2000	2008	President, Chief Executive Officer, Director

(1) All directors are independent, except for Mr. Zawadzki, who is an executive officer of the Company.

(2) Includes service as a director of SBU Bank for periods prior to the formation of the Company as the holding company for Partners Trust Bank.

Biographical Information

Provided below is a brief description of the principal occupation for the past five years of each of Partners Trust's director nominees and continuing directors.

John A. Zawadzki. Mr. Zawadzki has been the President and Chief Executive Officer of Partners Trust since its formation in 2002. He has been the President and Chief Executive Officer of Partners Trust Bank (formerly known as SBU Bank) since August 2000. Mr. Zawadzki also serves as a director of Utica First Insurance Co., Inc.

Elizabeth B. Dugan. Since 2000, Ms. Dugan has been retired. She previously served as Acting Executive Director of the United Way of the Greater Utica Area, Inc.

John R. Zapisek. Mr. Zapisek served as Executive Vice President, Chief Financial Officer and Treasurer and director of Utica Mutual Insurance Company, Graphic Arts Mutual Insurance Company, and Republic-Franklin Insurance Company, until his retirement in 2001. He is still a director of Utica Mutual Insurance Company, Graphic Arts Mutual Insurance Company and Republic-Franklin Insurance Company.

Robert W. Allen. Mr. Allen has been the General Partner, Allen Enterprises and Allen Family Limited Partnership since April 1999. Mr. Allen served as a member of the Board of BSB Bancorp since 1987.

William C. Craine. Mr. Craine served as Chairman of BSB Bancorp and BSB Bank & Trust from February 2000 until July 2004. He served as Chief Executive Officer of Granite Capital Holdings, Inc. since January 2003 and Chairman from November 1998 until his retirement in 2005. Mr. Craine has also been a Director of Preferred Mutual Insurance Company since 1977 and Norbury Financial Systems LLC since 2006. Mr. Craine has been a Trustee of Carleton College since 1995.

Richard R. Griffith. Mr. Griffith has been President of Sturges Manufacturing Co. Inc., a manufacturer of webbing straps and related assemblies located in Utica, New York, since February 1992. Mr. Griffith also serves on the board of Commercial Travelers Insurance Company and Utica First Insurance Company.

Gordon M. Hayes, Jr. Mr. Hayes has served as the Associate Director of Planned Giving for Colgate University, located in Hamilton, New York since November 2001. Prior to that time, he served as Executive Director of the Community Foundation of Oneida and Herkimer Counties from July 1989 to July 2001.

Robert H. Linn. Mr. Linn served as Managing Partner for the Syracuse Office of Ernst & Young from 2001 until his retirement in 2006.

Nicholas O. Matt. Mr. Matt has been President of the Matt Brewing Co., Inc., brewers of Saranac beer and soft drinks, located in Utica, New York, since 1989. He serves on a number of local community and business boards, including the board of Utica National Insurance Group.

Dr. Marybeth K. McCall. Dr. McCall has served as Chief Medical Officer of Rome Memorial Hospital since March 2005. Prior to that time, she served as Chief Medical Officer of Crouse Hospital from November 2001 to March 2005 and as Senior Vice President and Medical Director of Faxton-St. Lukes' Healthcare from January 1995 to May 2001.

David A. Niermeyer. Mr. Niermeyer has been President and Chief Executive Officer of Stakmore Co., Inc., a maker of folding chairs in Owego, New York since April 1980. Mr. Niermeyer served as a member of the Board of BSB Bancorp since 1994.

During fiscal 2005, Partners Trust held 12 meetings of its Board of Directors. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served.

The Board of Directors has determined that all of the members of the Board other than Mr. Zawadzki are "independent directors" under Rule 4200 of the Nasdaq Stock Market. The Board of Directors based these determinations primarily on the review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships. Mr. Zawadzki is not considered independent because he is an executive officer of Partners Trust.

Certain Board Committees; Nominations by Shareholders

The Board of Directors has adopted a charter for the Audit Committee as well as corporate governance guidelines that address the make-up and functioning of the Board of Directors and qualification guidelines for board members. The Board of Directors has also adopted a code of business conduct and ethics that applies to all employees, officers and directors. You can find links to these materials on the Company's website at: www.partnerstrust.com.

The Audit Committee oversees Partners Trust's financial reporting process, the system of internal financial and accounting controls, the audit process and compliance with applicable laws and regulations. The Audit Committee reviews Partners Trust's annual audited consolidated financial statements, including management's discussion and analysis and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors. The members of the Audit Committee are Messrs. Linn (Chairman), Craine, Hayes, Niermeyer and Zapisek. During the fiscal year ended December 31, 2006, the Audit Committee held eight meetings. As of the date of this Proxy Statement, each of the Audit Committee members is an "independent director" under Rule 4200 of the Nasdaq Stock Market. In addition, the Board has determined that Messrs. Linn and Craine are each an "audit committee financial expert" as defined under the rules of the Securities and Exchange Commission.

The Compensation Committee reviews and makes determinations as to employee and executive officer compensation. The Compensation Committee also recommends long-term incentive plan awards. The members of the Compensation Committee are Mr. Allen (Chairman), Ms. Dugan, Messrs. Griffith and Matt and Dr. McCall. During the fiscal year ended December 31, 2006, the Compensation Committee held five meetings. As of the date of this Proxy Statement, each of the Compensation Committee members is an "independent director" under Rule 4200 of the Nasdaq Stock Market. Annually, the Board of Directors prepares the Chief Executive Officer's (CEO's) performance appraisal and goals. The Compensation Committee recommends the compensation for the CEO to the full Board of Directors for approval. Performance appraisals and goals for the executives and direct reports to the CEO are completed by the CEO and reviewed by the Compensation Committee. The CEO presents recommendations for compensation for the executives and direct reports to the CEO to the Compensation Committee, which are provided for approval by the full Board of Directors. A compensation consultant was not used in 2006. See Appendix A for the Compensation Committee charter.

The Board of Directors has appointed a Governance Committee that has overall responsibility for recommending corporate governance processes and board operations for the Company. The Governance Committee also has responsibility for recommending nominees for election to the Board of Directors. The members of the Governance Committee are Ms. Dugan (Chair) and Messrs. Craine, Griffith, Matt and Zapisek. During fiscal 2006, the Governance Committee held six meetings. In addition, under Partners Trust's present Bylaws, shareholders eligible to vote at the Annual Meeting may make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Partners Trust. As of the date of this Proxy Statement, each of the Governance Committee members is an "independent director" under Rule 4200 of the Nasdaq Stock Market. The Governance Committee periodically reviews the Board of Directors' compensation and makes recommendations, when appropriate. See Appendix B for the Governance Committee charter.

Nominations by stockholders of persons for election to the Board of Directors must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Company. If there has been no such prior public disclosure, then to be timely, a stockholder's nomination must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice of the date of the meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice (i) the name and address, as they appear on the Company's books, of the stockholder proposing such nomination, and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder.

The Governance Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders and by management. The Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Governance Committee considers all aspects of a candidate's qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Governance Committee are a commitment to representing the long-term interests of the shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as finance and accounting.

Shareholders who want to communicate with the Board of Directors or any single Director can write to:

Partners Trust Financial Group, Inc.
Chairman of the Board of Directors
233 Genesee Street
Utica, New York 13501

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the full Board.

Director Attendance at Annual Meetings

We expect that the Board of Directors will attend the Annual Meeting, absent a valid reason, such as a previously scheduled conflict. All members of the Board of Directors who were serving at the time attended the Company's 2006 Annual Meeting.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers of Partners Trust

The following table sets forth certain information regarding the executive officers of Partners Trust at December 31, 2006.

Name	Age as of December 31, 2006	Position
John A. Zawadzki	58	President, Chief Executive Officer and Director
Steven A. Covert	44	Senior Executive Vice President and Chief Operating Officer
Richard F. Callahan	54	Executive Vice President, Chief Retail Banking Officer
Daniel J. O'Toole	43	Executive Vice President and Chief Credit and Risk Management Officer
Amie Estrella	36	Senior Vice President, Chief Financial Officer and Corporate Secretary

Provided below is a brief description of the principal occupation for the past five years of each of Partners Trust's executive officers other than Mr. Zawadzki. For information regarding Mr. Zawadzki, see "Election of Directors - Biographical Information."

Steven A. Covert. Mr. Covert is Senior Executive Vice President and Chief Operating Officer and has served in that capacity since October 2005. Prior to that time, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer and has been with Partners Trust Bank since December 2000.

Richard F. Callahan. Mr. Callahan has served as Executive Vice President, Chief Retail Banking Officer since March 2006. Prior to that time, he served as Senior Vice President, Retail Banking since January 2001.

Daniel J. O'Toole. Mr. O'Toole is Executive Vice President and Chief Credit and Risk Management Officer and has served in that capacity since October 2005. Prior that that time, he served as Senior Vice President and Chief Credit Officer of Partners Trust Bank since September 2002. From June 1992 to September 2002, he was employed by HSBC Bank USA. From August 2000 to September 2002, he was the Senior Vice President and Commercial Executive for HSBC Bank USA's Central Region.

Amie Estrella. Ms. Estrella is Senior Vice President, Chief Financial Officer and Corporate Secretary and has served in that capacity since June 2006. Prior to that time she served as Vice President and Controller and Assistant Vice President, Manager of Planning and Financial Analysis. Ms. Estrella has been with Partners Trust Bank since February 2002.

Compensation Discussion and Analysis

General Executive Compensation Policy

The Company defines itself as a leading community oriented financial institution which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money center organizations. The delivery of those products and services, in ways that enhance shareholder value, requires the Company to attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company has adopted a multi-faceted approach toward compensating all of its employees, including the named executive officers. The overall philosophy of our compensation program is to establish a framework (i) that attracts, motivates and retains talented employees and (ii) that is linked to the creation of long-term shareholder value. The following objectives serve as the guiding principles for all compensation decisions:

  Provide compensation that is competitive. The Company regularly compares its cash, equity and benefits based compensation practices with those of other companies of similar size, operating in similar geographic markets and establishes compensation parameters based on this review.

  Promote a relationship between pay and performance. The Company puts a heavy emphasis on both company and individual performance.

  Establish compensation levels that are reflective of job responsibility and easy for employees to understand. The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

The Committee's Processes

  Assessment of Company Performance. The committee considers various measures of company and industry performance, including earnings per share, return on equity, return on assets, non-performing assets to total assets and non-interest expense to total average assets. The committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively.

  Assessment of Individual Performance. The process of assessing individual performance involves the following:

1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes goals which are quantified in the Company's budget and strategic plan, which must be approved by the full Board of Directors. Those goals include specific financial targets relative to earnings and asset quality. The Company considers the budget to be reasonably challenging.

2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers, and are linked to the strategic objectives in the Company's strategic plan.

3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that accomplishment of retained goals is ensured.

4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, cash incentive, and equity compensation matters.

  Benchmarking. The Committee benchmarks the Company's programs with a peer group of financial services companies. The Company relies on national and regional survey data for comparable positions at financial services companies of similar size, and published information on peer financial services companies with the Upstate New York market.

For more information on the Committee's practices, see discussion of the Compensation Committee under "Certain Board Committees; Nominations by Shareholders" in this proxy statement.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were:

  Base salary;
  Performance-based cash incentive compensation;
  Long-term equity incentive compensation; and
  Retirement and other benefits.

Base Salary

The Company sets base salaries for employees by reviewing the total cash compensation opportunities for competitive positions in the market. In order to more closely align employee compensation to the Company's performance, the Company uses a combination of competitive base salaries and performance incentive opportunities to provide for total compensation that may exceed those in comparable companies which do not generate comparable financial results. In addition, in establishing Mr. Zawadzki's base salary for 2006, the Committee considered Mr. Zawadzki's ability and dedication to provide the leadership and vision necessary to enhance the long-term value of Partners Trust. In addition to leading Partners Trust to financial achievements, Mr. Zawadzki has established a strong record in the areas of innovation and management efficiency, and has built a strong management team, and aggressively pursued new areas for growth.

Cash Incentive Compensation

The annual cash incentive component is currently made up of the possibility of a cash bonus under the terms of the Company's performance incentive plan which is designed to support organizational objectives and financial goals, as defined by the Company's financial plan.

Equity Incentive Compensation

The Company believes that the use of equity-based compensation such as stock options and restricted stock is important in that it aligns the interests of key personnel with those of the shareholders.

Long-Term Equity Compensation Plan. The Board of Directors and stockholders of Partners Trust adopted and approved the Partners Trust Long-Term Equity Compensation Plan (the "LTECP"), which provides eligible directors, officers and employees with the opportunity to obtain a proprietary interest in Partners Trust. The LTECP consists of a stock option plan and a Management Recognition Plan ("MRP") through which restricted stock and restricted stock units may be awarded. The primary objective of the LTECP is to enhance our ability to attract and retain highly qualified officers, employees and directors by providing such persons with stronger incentives to continue to serve Partners Trust and Partners Trust Bank and to expend maximum effort to improve our business results and earnings.

Options under the LTECP may be either nonqualified stock options or incentive stock options. Each option entitles the holder to purchase one share of stock on the grant date, subject to the vesting schedule, and expires no later than ten years following the grant date. The vesting schedule for each option is set in the award agreement, but generally the options vest at a rate of 20% per year. The option price is also set in the award agreement and is fixed by the Board of Directors at not less than the fair market value of Partners Trust's stock on the grant date.

Options are used as a performance incentive form of compensation and a means to attract talent to our organization. The Company's practice has been to grant options to reward performance that goes above and beyond normal expectations. Grants have been made to reward activities such as our initial public offering, second-step conversion and acquisitions. Grants have also been made at the time of hire or promotion into a new position within the Company. Options are typically granted to levels of management ranging from Vice President up to the President and Chief Executive Officer and the Board of Directors. The Company does not time option grants to current executives or new executives in coordination with the release of material non-public information. The Company has not timed, and does not plan to time, its release of material non-public information for the purpose of affecting the value of executive compensation.

MRP stock is also used as a performance incentive form of compensation to reward high performance. The Company's practice has been to grant MRP stock to a more limited group of individuals and have been granted to levels of management ranging from Executive Vice President up to the President and Chief Executive Officer and the Board of Directors.

As of December 31, 2006, there were a total of 2,626,495 shares of common stock reserved for issuance under the LTECP, of which 2,577,350 shares of authorized but unissued common stock have been reserved for issuance upon option exercises and 49,145 shares of authorized but unissued common stock have been reserved for grants of restricted stock and restricted stock units under the MRP. Partners Trust also has the alternative to issue treasury stock under the LTECP.

Employee Stock Ownership Plan and Trust. We adopted the Partners Trust Employee Stock Ownership Plan (the "ESOP"), effective January 1, 2002, in connection with the April 2002 initial public offering. Employees who are at least 21 years old, who have at least one year of employment with Partners Trust Bank or an affiliated corporation and who complete at least 1,000 hours of service each calendar year, are eligible to participate. As part of the April 2002 initial public offering, the ESOP borrowed $5,118,080 from Partners Trust at a fixed rate of interest equal to the prime rate on the date of the loan and used those funds to purchase 998,128 shares in the stock offering, pledging the purchased common stock as collateral for the loan. Subsequently, as of part of the July 2004 second-step conversion, the ESOP borrowed $11,900,000 from Partners Trust at a fixed rate of interest equal to the prime rate on the date of the loan and used those funds to purchase 1,190,000 shares in the stock offering, pledging the purchased common stock as collateral for the loan. The loans will be repaid principally from discretionary employer contributions to the ESOP over a period of up to 10 years. The loan documents provide that the loans may be repaid over a shorter period, without penalty. Shares purchased by the ESOP are being held in a suspense account for allocation among participants as the loans are repaid.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loans will be allocated among ESOP participants on the basis of compensation (as such term is defined in the ESOP) in the year of allocation. Account balances under the plan become vested at the rate of 20% per year, starting upon completion of one year of credited service, and will be fully vested upon completion of five years of credited service. A participant's interest in his account under the plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock or cash or a combination of cash and shares. Contributions to the ESOP are discretionary, subject to the loan terms and tax law limits. Benefits payable under the ESOP therefore cannot be estimated. Under generally accepted accounting principles, however, a participating employer will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the ESOP will terminate and the ESOP trustee will sell sufficient shares of unallocated stock to repay any outstanding ESOP loans. After repayment of the ESOP loans, all remaining unallocated shares will be allocated to ESOP participants' accounts based on the terms of the ESOP.

Retirement and Other Benefits

Partners Trust Bank is the principal operating subsidiary of Partners Trust. As such, our benefit plans are principally organized at the Partners Trust Bank level, as described below.

Incentive Savings Plan. Partners Trust Bank maintains the Partners Trust Incentive Savings Plan (the "401(k) Plan"), a tax-qualified defined contribution plan. Employees age 21 or older who have worked at Partners Trust Bank for one year in which they have 1,000 or more hours of service are eligible to participate in the 401(k) Plan. Participants may contribute up to 100% of their compensation (as defined in the 401(k) Plan) on a before-tax basis and up to 5% on an after-tax basis. Partners Trust Bank matches 100% of before-tax contributions up to 2% of each participant's compensation and up to 50% of the next 2% of the participant's compensation, for a maximum matching contribution equal to 3% of compensation. Partners Trust Bank may from time to time change the 401(k) Plan to provide for a different matching contribution. Participants become vested in the employer matching contributions at the rate of 20% per year of service, starting upon completion of one year of service, and become fully vested upon completion of five years of service. In addition, participants' accounts become fully vested in the event of termination of employment due to retirement, disability or death. Participants are always 100% vested in their before- and after-tax contributions.

The 401(k) Plan permits participants to direct the investment of their accounts into various investment options set forth under the plan, including an "Employer Stock Fund" which invests primarily in Partners Trust common stock.

Upon termination of employment at the normal or postponed retirement date or in the event of disability, the standard form of distribution will be a single cash payment as soon as administratively possible. A participant may also elect to receive the value of his plan account in monthly, semi-annual or annual installments, for a period not exceeding his life expectancy and the life expectancy of his beneficiary. In the event of the participant's death, the value of the plan account will be paid to the participant's beneficiary in a single cash payment. If the participant had elected to receive payments in installments and dies before receiving all his installments, his beneficiary will continue to receive the installments.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Robert W. Allen (Chairman)
Elizabeth B. Dugan
Richard R. Griffith
Nicholas O. Matt
Marybeth K. McCall

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of Partners Trust or any of its subsidiaries during 2006. There are no interlock relationships as defined in the applicable SEC rules. From time to time Partners Trust Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

The following table summarizes compensation earned by named executive officers in 2006.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value ($) (3)	All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John A. Zawadzki (5) President & Chief Executive Officer	2006	$411,308	$100,000	$466,336	$219,858	-	$387,385	$189,774	$1,774,661
Amie Estrella (6) Senior Vice President, Chief Financial Officer & Corporate Secretary	2006	$86,878	$19,500	-	$34,255	-	-	$13,779	$154,412
Steven A. Covert (5) Senior Executive Vice President & Chief Operating Officer	2006	$237,462	$59,750	$413,360	$194,292	-	$591	$85,337	$990,792
Richard F. Callahan (7) Executive Vice President - Chief Retail Banking Officer	2006	$159,635	$24,075	$142,934	$87,170	-	$848	$66,176	$480,838
Daniel J. O'Toole (8) Executive Vice President, Chief Credit & Risk Management Officer	2006	$189,250	$47,625	$244,261	$103,070	-	-	$63,979	$648,185
J. Daniel Mohr (9)	2006	$53,154	-	-	-	-	-	$1,188	$54,342
Howard W. Sharp (10)	2006	$138,462	-	-	-	-	$7,347	$5,889	$151,698

(1) Bonuses were earned in 2006, but paid in 2007.

(2) The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R of awards pursuant to the LTECP and primarily include amounts from awards granted prior to 2006. Assumptions used in the calculation of these amounts are included in the footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007, except no awards are assumed to be forfeited. The grant date fair value per stock award was as follows: 10/10/2002 - $6.79; 2/12/2004 - $20.66; 4/27/2005 - $9.98. The grant date fair value per option award was as follows: 10/10/2002 - $1.52; 3/1/2004 - $8.08; 7/27/2004 - $2.43; 4/27/2005 - $2.65; 6/28/2006 - $2.57.

(3) The amounts in column (h) reflect (1) the actuarial increase in the present value of the named executive officer's benefits under the Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements ($2,305 for Mr. Zawadzki) and (2) the change in the actuarial present value of Mr. Zawadzki's accumulated benefit under the SERP between January 1, 2006 and January 1, 2007 (the measurement dates), determined (a) based on the assumption that Mr. Zawadzki will continue to work for the Company until age 65 and will retire on July 1, 2013 (his normal retirement date as defined in the SERP) and that payments will commence on January 1, 2014 (in accordance with section 409A of the Internal Revenue Code), (b) by taking into account his average salary for the 36 months preceding the measurement date, rather than projected compensation through age 65, and (c) using a discount rate consistent with that used in the Company's financial statements ($385,080 for Mr. Zawadzki). The discount rates used for the January 1, 2006 and January 1, 2007 SERP measurement dates are 6.750% and 5.875%, respectively. Approximately $160,000 of the change in the actuarial present value of Mr. Zawadzki's accumulated benefit under the SERP is attributable to the decrease in the discount rate.

(4) See the following Supplemental All Other Compensation table.

(5) Under the employment agreements, the current base salaries for Messrs. Zawadzki and Covert are $430,000 and $247,300, respectively.

(6) Under the agreement with Ms. Estrella, she serves as Senior Vice President - Chief Financial Officer and Corporate Secretary, with duties commensurate with this position. Ms. Estrella is paid an annual base salary of $133,900.

(7) Under our employment agreement with Mr. Callahan, he serves as Senior Vice President/Retail Banking of Partners Trust (his current title is Executive Vice President - Chief Retail Banking Officer), with duties commensurate with this position. Mr. Callahan is paid an annual base salary of $165,300.

(8) Under our agreement with Mr. O'Toole, he serves as Executive Vice President - Chief Credit and Risk Management Officer of Partners Trust, with duties commensurate with this position. Mr. O'Toole is paid an annual base salary of $197,100.

(9) J. Daniel Mohr served as the Company's Senior Vice President, Chief Financial Officer and Corporate Secretary through May 1, 2006.

(10) Howard W. Sharp served as the Company's Executive Vice President through April 7, 2006.

Supplemental All Other Compensation Table

Company
		Insurance	Contribution
	Perquisites	Premiums	to 401(k) and ESOP	Total
Name and Principal Position	($) (1)	($) (2)	($)	($)
John A. Zawadzki, President and Chief Executive Officer	$ 62,971	$ 91,528	$ 35,275	$ 189,774
Amie Estrella, Senior Vice President, Chief Financial Officer & Corporate Secretary	-	$ 334	$ 13,445	$ 13,779
Steven A. Covert, Senior Executive Vice President & Chief Operating Officer	$ 49,597	$ 465	$ 35,275	$ 85,337
Richard F. Callahan, Executive Vice President - Chief Retail Banking Officer	$ 34,296	$ 465	$ 31,415	$ 66,176
Daniel J. O'Toole, Executive Vice President, Chief Credit & Risk Management Officer	$ 33,660	$ 465	$ 29,854	$ 63,979
J. Daniel Mohr	$ 150	$ 155	$ 883	$ 1,188
Howard W. Sharp	$ -	$ 465	$ 5,424	$ 5,889

(1) Includes dividends on unvested restricted stock as follows: Mr. Zawadzki - $47,630; Mr. Covert - $39,742;
Mr. Callahan - $29,117; Mr. O'Toole - $24,997. Includes club dues as follows: Mr. Zawadzki - $13,066;
Mr. Covert - $4,641; Mr. Callahan - $5,179; Mr. O'Toole - $8,663; Mr. Mohr - $150. Includes personal use of
Company vehicles as follows: Mr. Zawadzki - $2,275; Mr. Covert - $5,214.

(2) The amounts shown represent (a) premiums paid for split-dollar life insurance policies, (b) life insurance premiums paid by Partners Trust Bank, and (c) accidental death and dismemberment insurance premiums paid by Partners Trust Bank.

The following table presents grants of plan-based awards to named executive officers in 2006.

Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Amie Estrella Senior Vice President, Chief Financial Officer & Corporate Secretary	6/28/2006	-	-	-	-	-	-	-	5,000	$11.15	$12,850

(1) Outstanding stock options granted under the LTECP are described in the Outstanding Equity Awards at December 31, 2006 table below.

The following table presents outstanding equity awards at December 31, 2006 for named executive officers.

Outstanding Equity Awards at December 31, 2006
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John A. Zawadzki President & Chief Executive Officer	191,019 55,000	48,756 220,000	N/A	$6.79 $9.98	10/10/2012 4/27/2015	24,954 (3) 119,000(6)	$290,465 $1,385,160	N/A	N/A
Amie Estrella Senior Vice President, Chief Financial Officer & Corporate Secretary	7,800 1,200 -	11,702 1,800 5,000	N/A	$18.00 $9.99 $11.15	3/1/2014 7/27/2014 6/28/2016	-	-	N/A	N/A
Steven A. Covert Senior Executive Vice President & Chief Operating Officer	150,015 3,900 45,000	39,005 5,851 180,000	N/A	$6.79 $18.00 $9.98	10/10/2012 3/1/2014 4/27/2015	19,964 (3) 5,851(5) 95,200(6)	$232,381 $68,106 $1,108,128	N/A	N/A
Richard F. Callahan Executive Vice President - Chief Retail Banking Officer	62,405 3,900 18,000	15,603 5,851 72,000	N/A	$6.79 $18.00 $9.98	10/10/2012 3/1/2014 4/27/2015	49,905(4) 3,511(5) 47,600(6)	$580,894 $40,868 $554,064	N/A	N/A
Daniel J. O'Toole Executive Vice President, Chief Credit & Risk Management Officer	47,687 3,900 24,000	15,603 5,851 96,000	N/A	$6.79 $18.00 $9.98	10/10/2012 3/1/2014 4/27/2015	4,990 (3) 4,681(5) 71,400(6)	$58,084 $54,487 $831,096	N/A	N/A
J. Daniel Mohr (7)	-	-	N/A	-	-	-	-	N/A	N/A
Howard W. Sharp (8)	46,353	-	N/A	$10.97	4/7/07(2)	-	-	N/A	N/A

(1) The vesting dates of each option is listed in the table below by expiration date:

Expiration Date	Vesting Dates (20% per year)
10/10/2012	10/10/2003, 10/10/2004, 10/10/2005, 10/10/2006, 10/10/2007
3/1/2014	3/1/2005, 3/1/2006, 3/1/2007, 3/1/2008, 3/1/2009
7/27/2014	7/27/2005, 7/27/2006, 7/27/2007, 7/27/2008, 7/27/2009
4/27/2015	4/27/2006, 4/27/2007, 4/27/2008, 4/27/2009, 4/27/2010
6/28/2016	6/28/2007, 6/28/2008, 6/28/2009, 6/28/2010, 6/28/2011

(2) Fully vested

(3) Vest on 10/10/2007

(4) Paid upon retirement

(5) Vest on 2/12/2007, 2/12/2008 and 2/12/2009

(6) Vest on 4/27/2007, 4/27/2008, 4/27/2009 and 4/27/2010

(7) J. Daniel Mohr served as the Company's Senior Vice President, Chief Financial Officer and Corporate Secretary through May 1, 2006.

(8) Howard W. Sharp served as the Company's Executive Vice President through April 7, 2006. Mr. Sharp's options are exercisable for one year from the date of retirement.

The following table presents options exercised and vesting of stock awards in 2006 for named executive officers.

Option Exercises and Stock Vested During the Year Ended December 31, 2006
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
John A. Zawadzki President & Chief Executive Officer	4,000	$18,960	54,703	$615,686
Amie Estrella Senior Vice President, Chief Financial Officer & Corporate Secretary	-	-	-	-
Steven A. Covert Senior Executive Vice President & Chief Operating Officer	3,000	$14,220	45,713	$515,312
Richard F. Callahan Executive Vice President - Chief Retail Banking Officer	-	-	13,070	$151,932
Daniel J. O'Toole Executive Vice President, Chief Credit & Risk Management Officer	-	-	24,401	$279,625
J. Daniel Mohr (3)	-	-	-	-
Howard W. Sharp(4)	346,327	$1,515,611	-	-

(1) Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2) Amounts reflect the market value of the stock on the day the stock vested.

(3) J. Daniel Mohr served as the Company's Senior Vice President, Chief Financial Officer and Corporate Secretary through May 1, 2006.

(4) Howard W. Sharp served as the Company's Executive Vice President through April 7, 2006.

The following table presents pension benefits for named executive officers.

Pension Benefits (1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
John A. Zawadzki President & Chief Executive Officer	The Retirement Plan of Partners Trust Bank	2.1667	$29,909	-
John A. Zawadzki President & Chief Executive Officer	Executive Supplemental Retirement Income Agreement	6.3333	$1,587,674
Amie Estrella Senior Vice President, Chief Financial Officer & Corporate Secretary	The Retirement Plan of Partners Trust Bank	-	-	-
Steven A. Covert Senior Executive Vice President & Chief Operating Officer	The Retirement Plan of Partners Trust Bank	1.8333	$7,891	-
Richard F. Callahan Executive Vice President - Chief Retail Banking Officer	The Retirement Plan of Partners Trust Bank	1.7500	$11,158	-
Daniel J. O'Toole Executive Vice President, Chief Credit & Risk Management Officer	The Retirement Plan of Partners Trust Bank	-	-	-
J. Daniel Mohr (2)	The Retirement Plan of Partners Trust Bank	-	-	-
Howard W. Sharp (3)	The Retirement Plan for Former Employees of BSB Bank & Trust Company	3.5833	$94,423	-

(1) The measurement dates are October 1, 2006 for the Retirement Plan and January 1, 2007 for the SERP. These dates are consistent with the dates used for financial reporting purposes for 2006 under generally accepted accounting principles.

(2) J. Daniel Mohr served as the Company's Senior Vice President, Chief Financial Officer and Corporate Secretary through May 1, 2006.

(3) Howard W. Sharp served as the Company's Executive Vice President through April 7, 2006.

Executive Supplemental Retirement Income Agreement and Split Dollar Life Insurance Arrangement. In June 2001, we entered into an unfunded Executive Supplemental Retirement Income Agreement (the "SERP") with Mr. Zawadzki. Upon Mr. Zawadzki's retirement from Partners Trust Bank at or after age 65, he will be entitled to an annual supplemental retirement income benefit equal to 60% of his average annual base salary during the preceding 36 months of full-time employment, payable in monthly installments over 180 months. Based on Mr. Zawadzki's 2006 base salary of $414,000 and assuming a 3% increase in base salary per year, the annual retirement benefits payable to him at age 65 would be approximately $291,000. If Mr. Zawadzki remains in continuous service with Partners Trust Bank, he may elect to receive an early retirement benefit at or after age 62 equal to a percentage of his supplemental retirement income benefit. The percentage will be 70% if he retires at age 62, 80% at age 63 and 90% at age 64.

Retirement Plan. We maintain the Retirement Plan of Partners Trust Bank (the "Retirement Plan"), a tax-qualified defined benefit pension plan. Effective November 1, 2002, Partners Trust Bank froze all pension benefit accruals and participation in the Retirement Plan for former employees of SBU Bank. The Retirement Plan for Former Employees of BSB Bank & Trust Company (a subsidiary of BSB Bancorp) was merged into The Retirement Plan of Partners Trust Bank on September 30, 2005. Effective July 14, 2004, Partner's Trust acquired BSB Bancorp. Consequently, Partners Trust became the Sponsor of the BSB Plan. Concurrent with the July 14, 2004 acquisition, all benefits under the Plan were frozen effective July 31, 2004. This means that commencing November 1, 2002 and July 31, 2004, respectively, no employee who is not already a participant will be eligible for enrollment in the Retirement Plan, no further benefits will accrue to any participant and average annual earnings used to compute benefits under the Retirement Plan will not include any compensation earned by a participant on or after November 1, 2002 and July 31, 2004, respectively. Retirement Plan participants become entitled to retirement benefits upon attainment of normal retirement age (for employees who became participants on or after October 1, 1988, normal retirement age is the later of attainment of age 65 or the fifth anniversary of participation in the plan; for employees who became participants before October 1, 1988, normal retirement age is age 65). The normal retirement benefit for former employees of SBU Bank is equal to (a) 2% of the participant's average annual earnings multiplied by credited service prior to January 1, 1986, plus (b) 1-2/3% of the participant's average annual earnings multiplied by the participant's credited service after December 31, 1985, reduced by (c) a portion of the participant's primary Social Security benefit offset. The sum of years of credited service of (a) and (b) may not exceed 30 years. The normal retirement benefit for former employees of BSB is as follows: (i) for a participant who has completed 15 years of vested service at December 31, 2003, 2% of average annual earnings times credited service. The maximum benefit provided is 60% of average annual earnings; (ii) for a participant employed on December 31, 2003 who has completed less than 15 years of vested service, 2% of average annual earnings times credited service prior to December 31, 2003, plus 1-1/3% average annual earnings times credited service after December 31, 2003. The total credited service recognized is limited to 30 years; and (iii) for a participant employed after December 31, 2003, 1-1/3% average annual earnings times credited service up to 30 years. The benefit may be offset for any accrued benefit from a prior Employer in which credited service is recognized under this plan. An early retirement benefit will be reduced to reflect the longer period over which the benefit will be paid.

Potential Payments on Termination or Change in Control

The following table and accompanying discussion describe the potential payments and benefits under the Company's compensation and benefit plans and arrangements to which named executive officers would be entitled upon termination of employment, a change in control of the Company, or a change in the executive's responsibilities. For each other executive, it is assumed that the triggering event or events occurred on December 29, 2006 (which was the last business day of the most recently completed fiscal year of the Company); other material assumptions and features of the arrangements are described below.

	Continued Salary	Lump Sum Severance Payment	Continued Health and Other Benefits (present value)	Incremental Pension Benefit (present value)	Acceleration of Equity Awards (unamortized expense as of 12/31/2006)	Gross-up Payment	Total
Current:
John A. Zawadzki
Voluntary termination	-	-	-	-	-	-	-
Termination for cause	-	-	-	-	-	-	-
Death	$103,500	-	$7,553	-	$1,678,472	-	$1,789,525
Disability	$207,000	-	$15,817	-	$350,507	-	$573,324
Involuntary termination	-	$931,500	$15,817	-	-	-	$947,317
Change in control and involuntary termination	-	$2,060,342	$15,817	$1,347,547	$1,678,472	$2,497,836	$7,600,014
Amie B. Estrella
Voluntary termination	-	-	-	-	-	-	-
Termination for cause	-	-	-	-	-	-	-
Death	$10,833	-	$0	-	$83,619	-	$94,452
Disability	$65,000	-	$878	-	$7,389	-	$73,267
Involuntary termination	-	$162,500	$878	-	-	-	$163,378
Change in control and involuntary termination	-	$158,225	$878	-	$83,619	-	$242,722
Steven A. Covert
Voluntary termination	-	-	-	-	-	-	-
Termination for cause	-	-	-	-	-	-	-
Death	$59,750	-	$16,880	-	$1,473,063	-	$1,549,693
Disability	$119,500	-	$18,737	-	$290,634	-	$428,871
Involuntary termination	-	$537,750	$18,737	-	-	-	$556,487
Change in control and involuntary termination	-	$1,204,148	$18,737	-	$1,473,063	$695,436	$3,391,384
Richard F. Callahan
Voluntary termination	-	-	-	-	-	-	-
Termination for cause	-	-	-	-	-	-	-
Death	$13,375	-	$9,784	-	$717,645	-	$740,804
Disability	$80,250	-	$10,736	-	$138,382	-	$229,368
Involuntary termination	-	$200,625	$10,736	-	-	-	$211,361
Change in control and involuntary termination	-	-	$10,736	-	$717,645	-	$728,381
Daniel J. O'Toole
Voluntary termination	-	-	-	-	-	-	-
Termination for cause	-	-	-	-	-	-	-
Death	$15,875	-	$7,187	-	$957,798	-	$980,860
Disability	$95,250	-	$10,305	-	$136,577	-	$242,132
Involuntary termination	-	$238,125	$10,305	-	-	-	$248,430
Change in control and involuntary termination	-	$416,000	$10,305	-	$957,798	-	$1,384,103

Voluntary Termination

If a named executive officer voluntarily terminates his or her employment, the executive is entitled only to the compensation and benefits earned or accrued through the effective date of termination.

Termination for Cause

If a named executive officer is terminated for cause, as defined in his or her employment agreement, the executive is entitled only to his or her base salary through the date of termination and any other compensation or benefits that have been earned or accrued and are not subject to forfeiture.

Death

If a named executive officer dies, the Company will make payments to the executive's estate equal to the executive's salary for 90 days after the executive's death, in the case of Mr. Zawadzki or Mr. Covert, or 30 days, in the case of Ms. Estrella, Mr. Callahan, or Mr. O'Toole. In addition, the Company will continue to provide group health and dental coverage to the executive's family for the remaining term of the executive's employment agreement (see "Involuntary Termination and Termination for Good Reason," below).

Disability

In the event of a named executive officer's disability, defined as the inability to perform his or her duties by reason of physical or mental illness or injury for a period of 26 consecutive weeks after the executive has used all of his or her available sick leave, the Company will continue to pay the executive 100% of his or her salary during such 26-week period, offset by other disability benefits. If the Company terminates a named executive officer's employment upon his or her disability, the Company will continue to provide group life, health, dental, accident, and long-term disability insurance coverage to the executive for the remaining term of the executive's employment agreement (see "Involuntary Termination and Termination for Good Reason," below).

Involuntary Termination and Termination for Good Reason

The Company may terminate a named executive officer's employment for reasons other than cause ("involuntary termination"). A named executive officer's termination of his or her employment for good reason has the same effect as involuntary termination. Good reason is defined to include the assignment of duties materially inconsistent with the executive's status, a reduction in base salary, and certain adverse changes in title or office, the physical conditions of employment, work location, or benefits. The Company's failure to renew the executive's employment agreement such that the remaining term is at any time less than two years (in the case of Mr. Zawadzki or Mr. Covert) or one year (in the case of Ms. Estrella, Mr. Callahan, or Mr. O'Toole) will constitute good reason for the executive to terminate his or her employment. The Company's failure to obtain the assumption of the executive's employment agreement by the Company's acquirors, successors, or assigns will also constitute good reason (see "Termination upon Change in Control," below).

Upon the involuntary termination of a named executive officer prior to a change in control, the Company will make a lump sum payment to the executive equal to the base salary payable during the remaining term of the executive's employment agreement or 12 months, if longer. In addition, the Company will continue to provide group life, health, dental, accident, and long-term disability insurance coverage to the executive for the remaining term of the executive's employment agreement, but taking into account any coverage provided by a subsequent employer. At the end of 2006, the remaining term of Mr. Zawadzki's and Mr. Covert's employment agreements was 27 months (but can be as long as 36 months); and the remaining term of Ms. Estrella's, Mr. Callahan's, and Mr. O'Toole's agreements was 15 months (but can be as long as 24 months).

The present value of continued health and other benefits shown in the table has been estimated based on the executive's benefit elections in effect at the end of 2006, the Company's expected costs for 2007, a discount rate of 5.875%, and the following annual cost trend assumptions: group health and dental, 9.00% for 2007 and 7.75% for 2008; other benefits: 3.00%. The discount rate and cost trend assumptions for group health benefits are consistent with those used by the Company for financial accounting purposes in relation to the Company's retiree health plan. It is assumed for purposes of this disclosure that the executive will receive no benefits from any subsequent employer during the period. To the extent that any named executive officer were to receive equivalent coverage from a subsequent employer, the benefits provided by the Company would be reduced accordingly.

Termination upon Change in Control

Cash Severance and Continued Benefits

Upon the involuntary termination of a named executive officer's employment within six months before or 24 months after a change in control (as defined in the executive's employment agreement), the Company will make a lump sum payment to the executive equal to a multiple of the executive's average annual compensation from the Company that is included in the executive's gross income for income tax purposes during the five calendar years (or actual years of employment, if fewer) that precede the year in which the change in control occurs. A named executive officer's termination of his or her employment for good reason has the same effect as involuntary termination for all purposes (see "Involuntary Termination and Termination for Good Reason," above). For Messrs. Zawadzki and Covert, the multiplier is 2.99; for Ms. Estrella and Messrs. Callahan and O'Toole, the multiplier is 2.0. Average annual compensation is determined in accordance with applicable federal tax rules and takes into account the executive's annualized compensation for his or her first year of employment, if hired during the five year period.

In addition, the Company will continue to provide group life, health, dental, accident, and long-term disability insurance coverage to the executive for the remaining term of the executive's employment agreement (see "Involuntary Termination and Termination for Good Reason," above).

Acceleration of Equity Awards

All restricted stock held by a named executive officer will become fully vested and non-forfeitable upon his or her involuntary termination following a change in control (or at the acquiring party's request before a change in control). At the same time, all stock options held by a named executive officer will become fully vested and exercisable. Company stock options remain exercisable for three months after an employee's involuntary termination of employment, or until the expiration date of the option if sooner. The amounts reported in the "Acceleration of Equity Awards" column of the table above represent the unamortized expense, as determined under SFAS No. 123R (except no awards are assumed to be forfeited), associated with the restricted stock and options that would have vested upon a triggering event occurring on the last business day of 2006. These amounts are expected to be included in columns (e) and (f) of the Summary Compensation Table for future fiscal years if no triggering event occurs and the individual remains a named executive officer during the service period associated with the award. The aggregate fair market value of such restricted stock and intrinsic value of such options (i.e., the difference between the fair market value of the option shares and the exercise price for such shares) for each named executive officer on December 29, 2006 was as follows: Mr. Zawadzki, $2,277,291; Ms. Estrella, $5,420; Mr. Covert, $1,896,577; Mr. Callahan, $1,371,009; and Mr. O'Toole, $1,178,689.

SERP Acceleration and Enhancement

If Mr. Zawadzki's employment terminates within three years after a change in control (as defined in the SERP) other than due to termination for cause (as defined in the SERP), Mr. Zawadzki will receive his full benefits under the SERP, calculated as if he had retired on his normal retirement date after receiving annual salary increases of 3% each year. Such benefits shall commence within 30 days after Mr. Zawadzki's termination of employment or, if he is a specified employee as defined in section 409A(a)(2)(B) of the Internal Revenue Code, on the date that is six months after his termination of employment. The amount reported in the table as the Incremental Pension Benefit represents the difference between the present value of the benefits payable upon a change in control and termination of employment (other than for cause) occurring on the last business day of 2006 and the present value of Mr. Zawadzki's accumulated benefits under the SERP included in the Pension Benefits table, above.

Parachute Tax Effects: Gross-up Payments and Reduced Severance

If any payment to Mr. Zawadzki or Mr. Covert would be subject to excise tax under sections 280G and 4999 of the Internal Revenue Code (the "parachute tax rules"), the Company will make an additional payment (the "gross-up payment") equal to such excise tax plus the additional taxes (including excise tax) that result from the gross-up payment. However, if the executive's net after-tax benefit is not at least $50,000 more than the net after-tax amount the executive would receive if payments were reduced so that no excise tax were due under the parachute tax rules, the executive's payments will be reduced accordingly and no gross-up payment will be made. The amounts reported in the table as the Gross-up Payment were calculated by applying the parachute tax rules and the following material assumptions: (i) a hypothetical transaction occurred on December 29, 2006 that constituted a change in control for purposes of the parachute tax rules and all applicable executive agreements; the fair market value of the Company's stock at the time of the change in control was $11.64, which was the closing price of the Company's stock on NASDAQ on that date; (ii) each named executive officer was involuntarily terminated effective immediately after the transaction; (iii) Mr. Zawadzki's SERP benefits will commence on June 29, 2007 (in accordance with section 409A of the Internal Revenue Code); (iv) in the absence of a change in control, Mr. Zawadzki would have remained employed (at not less than his base salary in effect on the change in control date) and retired on July 1, 2013, his normal retirement date under the SERP, and his SERP benefits would have commenced on January 1, 2014 (in accordance with section 409A); (v) the Company's outstanding employee stock options were cashed out at the time of the transaction for an amount equal to their intrinsic value (or, alternatively, the value of the options at the time of accelerated vesting was equal to their intrinsic value); and (vi) the Company will continue to provide health and other benefits at the costs described above under "Involuntary Termination and Termination for Good Reason" for the remaining term of the executive's employment agreement.

If any amount provided to Ms. Estrella, Mr. Callahan, or Mr. O'Toole under the executive's employment agreement would constitute an excess parachute payment under the parachute tax rules, the Company will reduce the amount of cash payable to the executive so that no amount constitutes an excess parachute payment. Generally, an excess parachute payment results when the aggregate present value of payments contingent on a change in control equal or exceed three times the executive's average annual compensation. The lump sum severance payments in connection with the hypothetical change in control illustrated in the table for Messrs. Callahan and O'Toole are $326,590 and $89,853 less than they would be if this limitation did not apply; the lump sum severance payment shown for Ms. Estrella is not affected by the limitation. In some circumstances, the accelerated delivery or vesting of restricted stock or options may be limited to avoid a decrease in the net after-tax amounts received by the executive after application of the parachute tax rules. The application of the limitation for purposes of this disclosure was determined using the assumptions stated in the preceding paragraph.

It should be noted that the circumstances of an actual change in control would differ from those assumed for purposes of this disclosure, and the severance payments, gross-up payments, and other amounts provided to the named executive officers following an actual change in control could be substantially greater than those shown in the table.

Change in Control without Termination of Employment

In the event of certain transactions that constitute a change in control, all outstanding restricted stock held by a named executive officer will become fully vested and non-forfeitable at the time of the change in control. In some transactions, all stock options held by a named executive officer may become fully vested and exercisable, effective at the time of the change in control. In some circumstances, the accelerated vesting of restricted stock or options may be limited to avoid a decrease in the net after-tax amounts received by the executive after application of the parachute tax rules. Based on the assumption that a change in control occurred on the last business day of 2006 and the vesting of all restricted stock and options was accelerated, the acceleration of the named executive officers' equity awards would have the same value as that disclosed in the table and discussed under "Termination upon Change in Control," above.

Depending on the circumstances - including the likelihood, determined at the time of the change in control, that either Mr. Zawadzki or Mr. Covert would subsequently terminate his employment and receive payments subject to the parachute tax rules (such as change in control severance payments or accelerated SERP benefits) - a portion of the value of a executive's restricted stock and stock received upon exercise of options could be subject to excise tax under the parachute tax rules and, in the case of Mr. Zawadzki or Mr. Covert, result in a gross-up payment to the executive. (See discussion of "Termination upon Change in Control," above.) Using the assumptions stated above, if the likelihood of subsequent parachute payments is less than 50%, no gross-up payment will be made at the time of the change in control. However, if the executive later receives parachute payments, the amount of the gross-up payment due at that time will be determined by taking into account the excise tax attributable to the accelerated vesting at the time of the change in control.

Restrictive Covenants

Each named executive officer has agreed not to compete with the Company or its affiliates (through ownership, employment, or other participation in a competing enterprise) during the term of his or her employment and for a period of time after the executive's employment ceases - 24 months for Messrs. Zawadzki and Covert, 12 months for Ms. Estrella and Messrs. Callahan and O'Toole. The restriction does not apply if the executive's employment terminates within six months before or 24 months after a change in control (12 months, in the case of Ms. Estrella and Messrs. Callahan and O'Toole). In addition, each named executive officer has agreed that, while employed by the Company and for one year after termination of the executive's employment for any reason, the executive will not attempt to employ or contract with any employee (and certain former employees) of the Company and Partners Trust Bank and will not call on, solicit, or accept business from actual or targeted prospective customers of the Company or Partners Trust Bank. If the executive breaches the non-competition or non-solicitation covenant, or the Company's confidentiality agreement with the executive, the Company may terminate any benefits payable under the executive's employment agreement, including the cash severance payments and continued health and welfare benefits described above, and seek other relief. A similar restriction on competition applies to Mr. Zawadzki throughout the period that SERP benefits are payable, unless he is terminated following a change in control or other material change in the Company's structure or business, in which case the restriction does not apply.

Employment Agreements for Messrs. Zawadzki and Covert

Under each employment agreement, if an executive becomes disabled or incapacitated to the extent that the executive is unable to perform his duties, he will be entitled to 100% of his base salary for twenty-six consecutive weeks following his use of all available sick leave reduced to the extent benefits are received under disability insurance, workers' compensation or other similar programs. Partners Trust may terminate the executive at the end of this period. In the event of the executive's death during the term of the agreement, Partners Trust will pay executive's base salary to his designated beneficiary for a period of 90 days following his death.

In the event Partners Trust terminates the executive's employment for reasons other than for cause (as defined in the agreement) or for reasons other than death, disability or a change in control, the executive would be entitled to a lump sum payment equivalent to the unpaid compensation and benefits that would have been paid or earned by the executive under the agreement through the end of the employment term or for a period of 12 months following the date of termination, whichever period is longer. Such payment would be made within 30 days of the date of termination. Messrs. Zawadzki and Covert have also agreed not to compete with Partners Trust or any of its affiliates in any area or market for a period of 24 months after termination of their employment with Partners Trust (unless they are terminated by Partners Trust without cause or due to a change in control). Additionally, Messrs. Zawadzki and Covert have agreed that until one year after termination of employment, they will not solicit the services of the employees of Partners Trust or Partners Trust Bank or of any former employee who terminated employment within the prior six months as well as that they will not solicit or accept business from an actual or prospective customer of Partners Trust or Partners Trust Bank.

If the executive's employment terminates as a result of a change in control (as defined in the agreement), either involuntarily or voluntarily for good reason (as defined in the agreement) within six months prior to or 24 months after such change of control then the executive would be entitled to a severance benefit equal to 2.99 times the executive's average annual compensation included in gross income for income tax purposes during the five full calendar years, or shorter period of employment, that immediately precedes the year in which the change in control occurs. If any change in control benefits paid to Messrs. Zawadzki or Covert under the agreements constitute an "excess parachute payment" within the meaning of Internal Revenue Code Sections 280G and 4999, Partners Trust has agreed to pay the executive an additional amount, referred to as a gross-up payment, equal to the excise tax imposed on the payments, plus taxes imposed on the additional payment; provided that the gross-up payment will provide the executive with a net after-tax benefit of at least $50,000.

If Mr. Zawadzki becomes disabled after age 60 but before age 65, he will be entitled to a supplemental disability benefit equal to a percentage of his supplemental retirement income benefit. The percentage will be 60% if he is disabled at age 60, 65% at age 61 and otherwise in accordance with the percentages attributable to the early retirement provisions discussed above. In the event Mr. Zawadzki dies after termination of employment but before commencement or completion of payment of his 180 monthly benefits, Partners Trust Bank will continue payment of the monthly installments to his beneficiary. If Mr. Zawadzki dies after attainment of age 60 but before termination of employment, his beneficiary will receive a survivor's benefit over 180 months equal to the supplemental retirement income benefit, calculated as if Mr. Zawadzki had died on or immediately following attainment of age 65 and assuming annual three percent increases in his base salary until such age. Upon the request of his beneficiary after his death, and in the sole discretion of the board of directors, any monthly installments remaining under any of the above arrangements may be paid in a lump sum equivalent to the present value of the remaining monthly payments.

In the event Mr. Zawadzki terminates employment within three years following a change in control (as defined in the SERP), he will be entitled to receive the full supplemental retirement income benefit, calculated as if he had retired following attainment of age 65 and had received annual three percent increases in his base salary until attaining that age. If Mr. Zawadzki is terminated for cause (as defined in the SERP) at any time, including within three years following a change of control, his benefits under the SERP will be forfeited and the SERP will become null and void. Mr. Zawadzki has also agreed not to directly or indirectly compete with Partners Trust Bank from the time of termination of employment until the final payment is made under the SERP without Partners Trust Bank's prior written consent. In the event that he violates this non-compete provision under the SERP, payments under the SERP will be suspended and all rights to further payments will be terminated if the violation continues for an additional six months. However, if Mr. Zawadzki's termination of employment follows a change in control or other material change in the bank's structure or business activities, he will be entitled to his benefits under the SERP regardless of whether his post-termination activities compete with Partners Trust Bank.

Partners Trust Bank has also entered into an endorsement split dollar agreement for the benefit of Mr. Zawadzki under which Partners Trust Bank purchased life insurance to provide death benefits to Mr. Zawadzki's beneficiary if Mr. Zawadzki dies before he attains age 60. Partners Trust Bank will pay the annual premiums on the split dollar life insurance policy and will have an interest in the policy equal to the greater of the aggregated amount of the premiums paid or the policy's entire cash surrender value. Upon Mr. Zawadzki's death, Partners Trust Bank will be entitled to receive an amount equal to its interest in the policy, less the amount of any indebtedness against the policy and any interest due on such indebtedness and Mr. Zawadzki's beneficiary will receive the death benefits provided under the policy in excess of the amount payable to Partners Trust Bank. The split dollar agreement will terminate once Mr. Zawadzki attains age 60, upon a disability on or after age 57, or termination of employment prior to age 60.

Other Employment Agreements

If Partners Trust terminates the employment of Messrs. Callahan or O'Toole or Ms. Estrella without cause (as defined in their employment agreements), the executive will receive a lump sum payment of his or her base salary for the remainder of his or her employment term within 30 days of termination. In addition, in the event that Partners Trust terminates the employment of Messrs. Callahan or O'Toole or Ms. Estrella, or in the event that Messrs. Callahan or O'Toole or Ms. Estrella voluntarily terminates his or her employment with good reason (as defined in their employment agreements), in either case within six months prior to, or 24 months after, a change of control (as defined in their employment agreements), the Company will, within 60 days of termination, pay to the executive a lump cash payment equal to 2.0 times the average annual compensation paid to the executive by Partners Trust during the five full calendar years (or shorter period of employment) that immediately precede the year in which the change of control occurs. Messrs. Callahan and O'Toole and Ms. Estrella have agreed not to compete with us for a period of twelve months following the termination of their employment.

Mr. Sharp entered into an employment agreement with Partners Trust that became effective upon the acquisition of BSB Bancorp on July 14, 2004. Under our agreement with Mr. Sharp, he served as a senior executive of Partners Trust, with duties commensurate with this position. He was paid an annual base salary of $450,000 and was eligible to participate in our employee benefit plans. Mr. Sharp has agreed not to compete with us during the term of the agreement and for a period of three years following the termination of his employment. Mr. Sharp's agreement terminated on April 7, 2006.

Directors who are employees receive no additional compensation for serving on the board or its committees. In 2006, we provided the following compensation to directors who are not employees.

Director Compensation for the Year Ended December 31, 2006
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert W. Allen	$38,400	$32,385	$21,499	N/A	N/A	$3,862	$96,146
William C. Craine	$70,008	$32,385	$21,502	N/A	N/A	$3,862	$127,757
Elizabeth B. Dugan	$38,400	$54,975	$32,764	N/A	N/A	$5,492	$131,631
Richard R. Griffith	$41,400	$54,975	$32,764	N/A	N/A	$8,520	$115,059
Gordon M. Hayes, Jr.	$39,900	$54,975	$32,764	N/A	N/A	$8,520	$113,569
Robert H. Linn	$13,050	-	$1,115	N/A	N/A	-	$14,165
Nicholas O. Matt	$38,900	$54,975	$32,764	N/A	N/A	$8,520	$112,569
Dr. Marybeth K. McCall	$35,400	$54,975	$32,764	N/A	-	$5,492	$128,631
David A. Niermeyer	$36,400	$32,385	$21,499	N/A	N/A	$3,862	$94,146
William L. Schrauth (3)	$8,800	$36,898	$32,764	N/A	N/A	$7,378	$81,327
Dwight E. Vicks, Jr. (3)	$5,950	$36,898	$21,499	N/A	N/A	$4,351	$86,775
John R. Zapisek	$42,900	$54,975	$32,764	N/A	N/A	$5,492	$136,131

(1) The amounts in columns (c) and (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123R of awards pursuant to the LTECP and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in the footnotes to the Company's audited financial statements for the fiscal year ended December 31, 2006 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007, except no awards are assumed to be forfeited. The grant date fair value per stock award was as follows: 10/10/2002 - $6.79; 4/27/2005 - $9.98. The grant date fair value per option award was as follows: 10/10/2002 - $1.52; 4/27/2005 - $2.65.

(2) Represents dividends on unvested restricted stock.

(3) Retired in April 2006.

The following table presents outstanding equity awards at December 31, 2006 for directors who are not employees.

Director Outstanding Equity Awards at December 31, 2006
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Awards That Have Not Vested (#)
(a)	(b)	(c)	(d)	(e)	(f)
Robert W. Allen	8,100 8,100 8,100 8,100 8,100 8,100 8,100 8,113	- - - - - - - 32,455	$8.47 $7.99 $5.42 $4.38 $7.48 $5.88 $10.58 $9.98	1/24/2008 1/24/2009 1/24/2010 1/24/2011 1/24/2012 1/24/2013 1/23/2014 4/27/2015	12,982
William C. Craine	-	32,454	$9.98	4/27/2015	12,982
Elizabeth B. Dugan	29,643 5,113	7,411 32,455	$6.79 $9.98	10/10/2012 4/27/2015	3,327 12,982
Richard R. Griffith	29,643 8,113	7,411 32,455	$6.79 $9.98	10/10/2012 4/27/2015	16,635 12,982
Gordon M. Hayes, Jr.	29,643 8,113	7,411 32,455	$6.79 $9.98	10/10/2012 4/27/2015	16,635 12,982
Robert H. Linn	-	10,000	$10.90	9/27/2016	-
Nicholas O. Matt	29,643 8,113	7,411 32,455	$6.79 $9.98	10/10/2012 4/27/2015	16,635 12,982
Dr. Marybeth K. McCall	29,643 8,113	7,411 32,455	$6.79 $9.98	10/10/2012 4/27/2015	3,327 12,982
David A. Niermeyer	8,100 8,100 8,100 8,113	- - - 32,455	$8.47 $7.99 $10.58 $9.98	1/24/2008 1/24/2009 1/23/2014 4/27/2015	12,982
William L. Schrauth (1)	-	-	-	-	13,308(2)
Dwight E. Vicks, Jr. (1)	-	-	-	-	-
John R. Zapisek	29,643 8,113	7,411 32,455	$6.79 $9.98	10/10/2012 4/27/2015	3,327 12,982

(1) Retired in April 2006.

(2) Shares vested on January 1, 2007.

Director Compensation

The Board of Directors of Partners Trust are the same as the Board of Directors of Partners Trust Bank. Partners Trust Bank pays each non-employee director an annual retainer of $15,000, except that the Chairman of the Board receives an annual retainer of $70,000, and the Chairs of the Audit Committee, Compensation Committee and Governance Committee receive annual retainers of $19,000, $16,500 and $16,500, respectively (inclusive of their retainer as a director). A fee of $1,200 is provided to each non-employee director for attendance at a board meeting (other than the Chairman, who receives no such meeting fees). Non-employee directors receive a fee of $500 for each committee meeting attended (other than the Chairman, who receives no such committee fees). No separate fees are paid to directors in their role as directors of Partners Trust.

Certain Relationships

From time to time Partners Trust Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

The Sarbanes-Oxley Act generally prohibits loans by Partners Trust to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Partners Trust Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Partners Trust Bank is, therefore, prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Partners Trust Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

Policies and Procedures Regarding Transactions with Related Persons

Our Audit Committee Charter has adopted a written policy which provides procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the Securities and Exchange Commission. Pursuant to the charter, unless otherwise reviewed by a committee of independent directors, the Audit Committee shall approve all related party transactions.

STOCK OWNED BY MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock as of March 7, 2007 by (1) each director, (2) each nominee for election as director, (3) each of the named executive officers and (4) all directors and executive officers as a group.
Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Amount of Options Included In Ownership	Percentage of Ownership
Robert W. Allen Director	237,611	72,927	*
Richard F. Callahan Executive Vice President - Chief Retail Banking Officer	251,077	104,255	*
Steven A. Covert Senior Executive Vice President and Chief Operating Officer	510,069	245,865	1.17%
William C. Craine Chairman of the Board of Directors	400,387(3)	8,113	*
Elizabeth B. Dugan Director	96,833	42,870	*
Amie Estrella Senior Vice President, Chief Financial Officer and Corporate Secretary	17,890	12,901	*
Richard R. Griffith Director	96,770	45,870	*
Gordon M. Hayes, Jr. Director	83,126	45,870	*
Robert H. Linn Director	4,250	-	*
Nicholas O. Matt Director	96,762	45,870	*
Dr. Marybeth K. McCall Director	102,236	45,870	*
J. Daniel Mohr (4)	-	-	-
David A. Niermeyer Director	105,781	40,527	*
Daniel J. O'Toole Executive Vice President and Chief Credit and Risk Management Officer	223,703	101,537	*
Howard W. Sharp (5)	219,899	46,353	*
John R. Zapisek Director	109,420(6)	45,870	*
John A. Zawadzki President and Chief Executive Officer, Director	613,934	301,019	1.40%
All directors and executive officers as a group (15 persons)	3,169,748	1,205,717	7.25%

__________

* Less than 1%.

(1) The address of each beneficial owner listed above is c/o Partners Trust Financial Group, Inc., 233 Genesee Street, Utica, New York 13501.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security for purposes of the Rule if such person has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days from March 7, 2007. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Allen - 4,392 shares; Mr. Craine - 52,340 shares; Ms. Estrella - 516 shares; Mr. Griffith - 4,000 shares; Mr. Linn - 4,250 shares; and Dr. McCall - 100 shares. The table includes 1,205,717 shares subject to outstanding options which are exercisable within 60 days from March 7, 2007 and 619,100 shares of restricted stock that were not vested as of March 7, 2007. The table also includes 18,216 shares held in the 401(k) Plan by executive officers; and 126,395 shares held in executive officer and director IRAs.

(3) Includes 173,900 shares pledged as security.

(4) J. Daniel Mohr served as the Company's Senior Vice President, Chief Financial Officer and Corporate Secretary through May 1, 2006. Stock ownership is presented as of May 1, 2006, Mr. Mohr's last day of employment with the Company. Option ownership is presented as of March 7, 2007.

(5) Howard W. Sharp served as the Company's Executive Vice President through April 7, 2006. Stock ownership is presented as of April 7, 2006, Mr. Sharp's last day of employment with the Company. Option ownership is presented as of March 7, 2007.

(6) Includes 7,947 shares pledged as security.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF PARTNERS TRUST

The following table sets forth information as of February 14, 2007 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of the Common Stock.
Names and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership(1)	Percent of Common Stock Owned
Jeffrey L. Gendell (2) 55 Railroad Avenue Greenwich, CT 06830	4,255,683	9.6%
Private Capital Management (3) 8889 Pelican Bay Blvd. Naples, FL 34108	4,126,908	9.3%
Dimensional Fund Advisors LP (4) 1299 Ocean Avenue Santa Monica, CA 90401	3,730,185	8.4%

(1) Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 14, 2007. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

(2) Jeffrey L. Gendell is the managing member of Tontine Management, L.L.C. ("TM") and Tontine Overseas Associates, L.L.C. ("TOA"), and in that capacity directs their operations. Each of the clients of TOA has the power to direct the receipt of dividends from or the proceeds of sale of such shares. TM, the general partner of Tontine Partners, L.P. ("TP") and Tontine Financial Partners, L.P. ("TFP"), has the power to direct the affairs of TP and TFP, including decisions respecting the disposition of the proceeds from the sale of the shares of the Company. Shared voting power is held by Mr. Gendell with respect to 4,093,305 shares of the Company's Common Stock; by TP with respect to 771,700 shares of the Company's Common Stock; by TFP with respect to 2,668,442 shares of the Company's Common Stock; by TM with respect to 3,440,142 shares of the Company's Common Stock; and by TOA with respect to 653,163 shares of the Company's Common Stock.

(3) Bruce S. Sherman is CEO of Private Capital Management and Gregg J. Powers is President of Private Capital Management. Private Capital Management reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by Private Capital Management's clients and managed by Private Capital Management. Messrs. Sherman and Powers disclaim beneficial ownership of the shares held by Private Capital Management's clients and disclaim the existence of a group.

(4) Dimensional Fund Advisors LP ("Dimensional") reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the Company's Common Stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Common Stock held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

The Board of Directors has appointed the firm of KPMG LLP to continue as the Company's independent registered public accounting firm for the year ending December 31, 2007, subject to ratification of the appointment by Partners Trust's shareholders. KPMG LLP was appointed as our independent registered public accounting firm in 2001, and has performed audits for us for the years ended December 31, 2000 through 2006. If the shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether to retain KPMG LLP, but may retain KPMG LLP as the Company's independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of Partners Trust and its shareholders.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the shares, represented either in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as Partners Trust's independent registered public accounting firm for the year ending December 31, 2007.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Partners Trust's independent registered public accounting firm for the year ending December 31, 2007.

Auditor Fee Information

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by KPMG LLP during those periods:

	Fiscal 2006	Fiscal 2005
Audit Fees (1)	$ 528,000	$ 529,000
Audit Related Fees (2)	-	47,300
Tax Fees (3)	59,700	132,385
Total	$ 587,700	$ 708,685

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2) Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." This category includes fees related to employee benefit plan audits.

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

The Audit Committee's policy requiring pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services, provides for the annual pre-approval of specific types of services pursuant to the policies and procedures adopted by the Audit Committee, and gives guidance to management as to the specific services that are eligible for such annual pre-approval. The policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC's rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for the Company. Additionally, the Audit Committee considers whether the independent registered public accounting firm are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm's familiarity with the Company's business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance the Company's ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

Audit Committee Report

The Audit Committee currently has five members: Robert H. Linn (Chairman), William C. Craine, Gordon M. Hayes, Jr., David A. Niermeyer and John R. Zapisek. As of the date of this Proxy Statement, each of the Committee members is an "independent director" under the Rule 4200 of the Nasdaq Stock Market. The Audit Committee's responsibilities are described in a written charter that was adopted by the Board of Directors of Partners Trust. This charter is available on the Company's website at www.partnerstrust.com

The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2006 with Partners Trust's management. The Audit Committee has discussed with KPMG LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Partners Trust's Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee
Robert H. Linn (Chairman)
William C. Craine
Gordon M. Hayes, Jr.
David A. Niermeyer
John R. Zapisek

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal that a Company shareholder wishes to have included in the Company's Proxy Statement and form of proxy relating to the Company's 2008 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company's Secretary at Partners Trust Financial Group, Inc., 233 Genesee Street, Utica, New York 13501 by November 22, 2007. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and form of proxy for such meeting any shareholder proposal that does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at the Company's 2008 annual meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the meeting if the Company gives at least 70 days' notice or prior public disclosure of the meeting date to shareholders.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2006 (which incorporates a copy of our Annual Report on Form 10-K) accompanies this Proxy Statement.

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, including the exhibits filed thereto, may be obtained by stockholders without charge by written request addressed to Amie Estrella, Corporate Secretary, Partners Trust Financial Group, Inc., 233 Genesee Street, Utica, New York 13501 or may be accessed on the Internet at www.partnerstrust.com.

Important Notice Regarding Delivery of Shareholder Documents

Only one copy of this Proxy Statement and the Company's 2006 Annual Report is being sent to an address shared by more than one shareholder. This practice, known as "householding," is designed to reduce the Company's printing and mailing costs. If any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company's 2006 Annual Report, he or she may contact the Company's Secretary at Partners Trust Financial Group, Inc., Attn: Amie Estrella, Corporate Secretary, 233 Genesee Street, Utica, New York 13501. Any such shareholder may also contact the Secretary using the above contact information if he or she would like to receive separate Proxy Statements and Annual Reports in the future. If you are receiving multiple copies of Proxy Statements and Annual Reports, you may request householding in the future by contacting the Secretary using the above contact information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Partners Trust's directors, certain officers and persons who own more than 10% of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of Partners Trust's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Partners Trust, the Company believes that during the fiscal year ended December 31, 2006 all Section 16(a) filing requirements applicable to Partners Trust's officers, directors, and more than 10% owners were complied with on a timely basis.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors
/s/ John A. Zawadzki
John A. Zawadzki
President and Chief Executive Officer

Utica, New York
March 16, 2007

Appendix A

Partners Trust Financial Group, Inc. and its Subsidiaries
Board of Directors Compensation Committee Charter

Charter

To ensure that the bank's compensation and incentive programs for bank employees are effective, are based on appropriate review processes and are administered in a fair and equitable fashion.

Composition

The committee will be composed of at least three independent directors (as defined by the Sarbanes Oxley Act) elected annually by the Board. As resources, the committee will use the Chief Executive Officer, the Vice President of Human Resources, and may engage outside compensation consultants as appropriate at the Company's expense.

Duties, Policies and Practices

The committee will have the following responsibilities:

  The committee will lead the Board each year in evaluating the performance of the President/CEO against mutually agreed upon goals, objective and strategies.

  The committee will review, at least annually, the performance reviews and the evaluation process of other key executive officers of the Bank.

  The committee will develop an executive compensation policy, and in accordance with that policy recommend to the Board the compensation of the CEO and review the compensation of other executive officers. Such recommendations and reviews will include base salaries, annual incentives, deferred compensation, special benefits and any other compensation. The objective in developing a compensation policy will be to allow the bank to retain and attract excellent personnel, motivate outstanding performance, pay competitively in respect to other peer banks, and balance pay with stockholder interest.

  The committee will review and recommend for Board approval, at least annually, the bank's incentive compensation programs for other employees.

  The committee will review and recommend for Board approval all employment and severance contracts for executive officers or any other employees and will periodically review such contracts for continuing appropriateness.

  In accordance to its duties in #2 above, the committee will oversee and evaluate the process and effectiveness of senior management development.

  The committee will maintain minutes of meetings and periodically report to the Board of Directors on significant results of the committee's activities.

Appendix B

Partners Trust Financial Group, Inc. and Subsidiaries
Board of Directors Governance Committee Charter

Purpose:

The purpose of the Governance Committee is:

  To insure the Board of Directors consists of members qualified and dedicated to serving the best interests of the shareholders and other stakeholders

  To review and recommend to the full Board changes where appropriate in Board compensation, Corporate By-Laws and other matters dealing with corporate governance

GUIDELINES

Nomination of Board Members

The Board is responsible for nominating to the stockholders candidates for election to the Board of Directors. The Board delegates the screening process involved to the Governance Committee which will consist of four or more independent board members. The Governance Committee then recommends candidates to the Board for approval by a majority of the independent directors voting in executive session. Prospective director candidates will be subject to a background and credit investigation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and the Chief Executive Officer. The Committee may engage a consulting firm at the Company's expense to assist in the selection of nominees for directors, and candidates for senior executive positions as appropriate.

Board Membership Criteria

Director selection is based on the personal qualities sought in all directors and the core competencies the Board needs as a whole.

a. Personal Characteristics - To be considered for Board membership, individuals should possess all of the following personal characteristics:

  Integrity and Accountability - Have demonstrated high ethical standards and integrity in their personal and professional dealings and are willing to act on and remain accountable for their boardroom decisions.

  Informed Judgment - Have the commitment to become knowledgeable on the broad range of issues affecting the Company and on directorship roles and responsibilities. Have the ability to provide wise, thoughtful counsel thereon in the decision making process.

  Financial Literacy - Have an understanding of financial documents including the balance sheet, income statement and cash flow statement and the application of financial ratios and indices in evaluating the Company's performance.

  Mature Confidence - Demonstrate an openness to the opinions of others and the ability to listen and comprehend; be willing to raise tough questions in a manner that encourages open discussion.

  High Performance Standards - Have a history of achievements that reflect high personal standards.

  Community Knowledge - Has knowledge and a personal commitment to the geographic area served by the Company gained through business, social and volunteer activities.

b. Core Competencies - The Governance Committee will review with the Board on an annual basis the appropriate skills and characteristics that should be represented on the Board in light of the current Board membership and the needs of the organization at that time. Core competencies desired on the Board as a whole include:

  Accounting and Finance - Past employment experience in finance or accounting including being or having been a CEO or other senior officer with financial oversight responsibilities.

  Business Judgment - A record of having made good business decisions in responsible positions in business, industry or not-for-profit organizations.

  Management - Has an understanding of current management trends and best practices and their application in rapidly evolving business environments.

  Crisis Response - The ability and time to perform during periods of both short term and prolonged crises to minimize the impact on the Company's performance.

  Industry Knowledge - An understanding of the threats, opportunities and trends specifically applicable to the banking industry gained through positions of responsibility in the financial services field.

  Leadership - The proven ability to attract, motivate and energize a high performance leadership team.

  Strategy and Vision - The skills and capacity to provide the strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions, and continuously challenging the organization to sharpen its vision.

New Director Orientation

The Governance Committee with the Chief Executive Officer will arrange for new directors to participate in an orientation process that includes reviewing materials regarding the Company's business and operations, visits to home office and branch facilities and meetings with key personnel.

Director Commitment

The commitment to director professionalism carries with it a responsibility for near perfect attendance at Board and committee meetings. It also carries the responsibilities to: (1) rigorously prepare prior to a meeting by critically reading all materials provided, (2) give undivided attention at each meeting and (3) actively participate in meetings through relevant and thought-provoking questions and comments.

A director should maintain leadership in the field of endeavor that attracted the Board to select that director and should stay current with the world of business and current management practices. Through continuing education, board members have the obligation to develop broad knowledge of the Company's business and of corporate directors' responsibilities including the general legal principals applicable to directors' activities.

Minimum Stock Ownership

A Director must maintain a minimum stock ownership in the Company equivalent to (3) three times the Annual Director's Retainer. New Directors will be provided a period of (3) three years to attain this minimum level.

Size and Composition of the Board

The Governance Committee will assess the size of the Board from time to time and make recommendations to the Board. A majority of the Board shall consist of "Independent Directors" as defined by the Securities and Exchange Commission and the NASDAQ Exchange.

Access to Senior Management

Board members are free to contact members of senior management and are encouraged to coordinate their contacts with the Chief Executive Officer. Regular attendance and participation in Board meetings by senior management is encouraged where the manager can provide additional insight into items being discussed.

Board Advisors

The Board may retain and terminate legal or other expert advisors at the Company's expense from sources that are independent of management.

Annual Board Evaluation

The Governance Committee is responsible for coordinating an annual evaluation by the Directors of the Board's performance and procedures. The assessment should be of the Board's contribution as a whole and specifically review areas in which the Board or Management believes a better contribution could be made. Clear goals and procedures for the evaluation process will be developed and periodically reviewed by the Committee with input from the whole Board.

Evaluation of Directors

The Governance Committee shall be responsible for evaluating Directors as part of its process of recommending Director nominees to the Board. Evaluation of director performance will include consideration of the execution of specific Board responsibilities as well as personal characteristics, core competencies, independence and level of commitment.

Evaluation of Chief Executive Officer

The Compensation Committee is responsible for coordinating an annual evaluation of the Chief Executive Officer by the Independent Directors. These evaluations will serve as the basis for establishing compensation packages that link CEO pay to Company's performance.

Management Succession

The Board shall coordinate with the Chief Executive Officer to ensure that a successor for emergencies is designated at all times and that a formalized process governs long-term management development and succession. The Chief Executive Officer shall report to the Board annually about succession plans and development of senior management personnel.

Annual Disclosure

All Directors are required to disclose annually all existing business relationships between them or their employer and the Company. The Governance Committee will evaluate the extent to which a Director's other activities may impinge on his or her independence and determine when relationships are such that a Director can no longer be considered independent.

Additionally, all Directors must sign the prescribed Attestation Form annually.

Change of Status

Individual directors who change the responsibility they held when elected to the Board or move from the Company's primary operating area should submit a letter of resignation to the Board. It is not the sense of the Board that in every instance Directors who retire, change responsibilities, or move out of the area should necessarily leave the Board. There should be an opportunity, however, for the Board, via the Governance Committee, to review the continued appropriateness of Board membership.

Telephone Attendance

The Company's bylaws permit attendance by telephone at Board and committee meetings. Attendance in person, however, is considered essential to achieve the most effective deliberations by the Board. It is expected, therefore, that this privilege will be utilized infrequently. Successive attendance at meetings by telephone is strongly discouraged.

Executive Sessions

The independent directors of the Board will meet in Executive Session at least quarterly. Executive sessions will be chaired by the Chairman of the Board who will be responsible for developing the agendas for those meetings and communicating matters of importance to the CEO. The format of these executive sessions may include a discussion with the CEO on issues of mutual concern.

Assignment of Committee Members

After consultation with the CEO and with consideration of specific core competencies and relevant experience of individual Board members, the Governance Committee will annually recommend to the Board the assignment of directors to the various committees.

Director Compensation

From time to time, compensation of Directors will be reviewed by the Governance Committee which will make recommendations to the Board. Changes in compensation, if any, will be made only after full discussion and concurrence by the Board.

Review of Bylaws

The Governance Committee will periodically review and recommend changes, as required, to the Company's bylaws.

Code of Business Conduct and Ethics

The Company has established a code of Business Conduct and Ethics. The Governance Committee shall investigate any illegal or unethical behavior reported under the procedures established under the code and shall take such corrective or disciplinary action as may be necessary. The Governance Committee will assure prompt disclosure of any waivers of the Code by timely filing of Form 8-K as required.

REVOCABLE PROXY

PARTNERS TRUST FINANCIAL GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Date: April 25, 2007

Time: 10:00 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints John A. Zawadzki, Steven A. Covert and Amie Estrella, or any of them, as proxies, such persons being duly appointed by the board of directors with the power to appoint appropriate substitutions, and hereby authorizes such proxies to represent the undersigned at the Annual Meeting of Shareholders of Partners Trust Financial Group, Inc. (the "Company") to be held at The Renaissance Syracuse Hotel (formerly The Marx Hotel and Conference Center), 701 East Genesee Street, Syracuse, New York 13210 on Wednesday, April 25, 2007 at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, in respect of all shares of the common stock of the Company which the undersigned may be entitled to vote.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

PARTNERS TRUST FINANCIAL GROUP, INC. - ANNUAL MEETING, APRIL 25, 2007:

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll free 1-866-289-1738 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/prtr and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy

Annual Meeting of Shareholders PARTNERS TRUST FINANCIAL GROUP, INC. Please mark as indicated in this example X

APRIL 25, 2007
		Withhold	For All
	For	All	Except		For	Against	Abstain
1. To elect four directors to serve for three-year terms:				2. To ratify appointment by the Board of Directors of KPMG LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007:
Nominees:
(01) Robert W. Allen (02) Richard R. Griffith (03) Nicholas O. Matt (04) David A. Niermeyer

3. In their discretion, to vote on any other matters that may properly come before the meeting, or any adjournments or postponements thereof, in accordance with the recommendations of a majority of the board of directors.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.				I PLAN TO ATTEND THE APRIL 25, 2007 ANNUAL MEETING OF SHAREHOLDERS

Mark here for address change and note change

Please be sure to date and sign this instruction card in the box below.		Date

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact, and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, each person should sign.

Shareholder sign above Co-holder (if any) sign above
*** IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., April 25, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.
Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., April 25, 2007: 1-866-289-1738	Vote by Internet anytime prior to 3:00 a.m., April 25, 2007 go to https://www.proxyvotenow.com/prtr

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!